FIRST AMENDMENT

This First Amendment ("Amendment No. 1") is dated March 29, 2004 and is the first amendment to the CONSULTING SERVICES AGREEMENT dated November 3, 2003 which was among and between Stanton, Walker & Company and GK Intelligent Systems, Inc.

It is hereby agreed that paragraph 7 shall be amended:

From:
-----

7. Term/Termination. This Agreement is for a term of six (6) months ending May 2, 2004.

To:
---

7. Term/Termination. This Agreement is for a term of eighteen (18) months ending May 1, 2005

Further Agreement

As consideration for Consultant entering into this Second Amendment to the Agreement, Client agrees to cause shares of its common stock (the "Additional Consideration"), par value $.001 per share, to be issued to Richard P. Stanton and Richard H. Walker, affiliates of Stanton, Walker & Company. The total number of shares shall be 2,200,000 and shall be divided in two and issued in equal quantities of 1,100,000 shares to Richard P. Stanton and to Richard H. Walker. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The registration and issuance of the 2,200,000 shares shall take place no later than April 7, 2004. The consultant has the right to request up to an additional 1,200,000 shares within six months of the execution of this amendment for delivery within five (5) business days of receipt of written notice. The additional shares are deemed earned when requested. If for any reason the Client fails to deliver these additional shares within five (5) business days, then the Consulting Agreement shall immediately terminate with no further obligation existing by and between Client and Consultant. All costs in connection therewith shall be borne by client.

It is hereby agreed that Paragraph 1.4 a ii shall be amended:

From:
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ii.  Amount and Payment of Consultant's Fee For Merger/Acquisition.

For a merger/acquisition entered into by Client as a result of the efforts of, or an introduction by Consultant during the term of this Agreement, Client shall pay Consultant, two and a half percent (2.5%) of the total value of the transaction.

To:
---

ii.  Amount and Payment of Consultant's Fee For Merger/Acquisition.

For a merger/acquisition entered into by Client as a result of the efforts of, or an introduction by Consultant during the term of this Agreement, Client shall pay Consultant, ten percent (10%) of the total value of the transaction.

All other terms and conditions shall remain the same.



         * S I G N A T U R E   P A G E   F O L L O W S*



CLIENT: GK INTELLIGENT SYSTEMS, INC. (GKIG)
-------------------------------------------


/s/ Gary F. Kimmons
___________________________________________

        President , CEO
Title: __________________________________

Date: March 29, 2004


CONSULTANT: STANTON, WALKER & COMPANY
-------------------------------------
     /s/ Richard P. Stanton
By: _____________________________________
    Richard P. Stanton
    Its Managing Director

Date: March 29, 2004